                                                                    EXHIBIT 10.1
                                                                    ------------

                                   AGREEMENT
                                   ---------

AGREEMENT (this "Agreement"), dated as of May 21, 1996, between Donald J. Trump, individually ("Trump"), Trump's Castle Associates, a New Jersey general partnership of which Trump is the beneficial owner ("Castle Associates") and Trump Hotels & Casino Resorts Holdings, L.P., a Delaware limited partnership ("THCR Holdings").

                             W I T N E S S E T H:
                             - - - - - - - - - -

WHEREAS, as of May 21, 1996, Castle Associates and THCR Holdings entered into an Assignment of Option Agreement, pursuant to which Castle Associates transferred to THCR Holdings all of its rights and obligations under that certain Option Agreement (the "Option Agreement"), dated as of June 23, 1995, between Castle Associates and Hamilton Partners, L.P., a Bermuda limited partnership ("Hamilton");

WHEREAS, THCR Holdings has exercised the Option pursuant to the Option Agreement and, on the date hereof, acquired approximately $59,300,000 aggregate principal amount of the Increasing Rate Subordinated Pay-in-Kind Notes due November 15, 2005 (the "Castle PIK Notes") of Trump's Castle Funding, Inc., a New Jersey corporation, held by Hamilton or an entity controlled by Hamilton (the "Purchased Castle PIK Notes") for a purchase price of approximately $38,660,000 (the "Purchase Price"); and

WHEREAS, Trump, Castle Associates and THCR Holdings desire to enter into negotiations regarding a possible transaction involving Castle Associates and THCR Holdings.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1. Trump and Castle Associates, on an exclusive basis, will promptly begin negotiations with THCR Holdings in good faith with respect to a transaction involving the acquisition of 100% of the equity interests of Castle Associates by THCR Holdings (or a subsidiary of THCR Holdings) or a similar business combination (a "Castle Transaction").

Section 2. (a) In the event an agreement with respect to a Castle Transaction is not entered into within six months of the date of this letter (the "Expiration Date"), Castle Associates shall have the right to purchase from THCR Holdings, for a period of 90 days following the Expiration Date (the "Castle Associates Repurchase Date"), the Purchased Castle PIK Notes for an amount in cash equal to (i) the Purchase Price plus (ii) 16% interest thereon to, but not including, the date of such purchase (the "Repurchase Price").

(b) In the event that Castle Associates does not purchase the Purchased Castle PIK Notes on or before the Castle Associates Repurchase Date, Trump shall have the right to purchase from THCR Holdings, for a period of 90 days following the Castle Associates Repurchase Date, the Purchased Castle PIK Notes for an amount in cash equal to the Repurchase Price (calculated to, but not including, the date of such purchase).
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        IN WITNESS WHEREOF, the parties hereto have duly executed this
Assignment as of the date first written above.

                                    Donald J. Trump

                                    /s/ Donald J. Trump
                                    ------------------------------

                                    TRUMP'S CASTLE ASSOCIATES


                                    By: /s/ Robert Wagner
                                        --------------------------
                                        Name:  Roger Wagner
                                        Title: President and Chief Operating
                                              Officer

                                    TRUMP HOTELS & CASINO RESORTS HOLDINGS, L.P.
                                    By:  Trump Hotels & Casino Resorts, Inc.
                                          its general partner

                                    By: /s/ Nicholas L. Ribis
                                        --------------------------
                                        Name:  Nicholas L. Ribis
                                        Title: President and Chief Executive
                                                Officer